UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report:  July 30, 2008

Date of earliest event reported:  July 28, 2008

NORTHWEST AIRLINES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15285	41-1905580
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 Lone Oak Parkway
Eagan, Minnesota		55121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (612) 726-2111

Registrant’s Web site address:  www.nwa.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On July 28, 2008, Northwest Airlines, Inc. (“Northwest”), the principal operating subsidiary of Northwest Airlines Corporation (the “Company”), issued a press release announcing that Andrew C. Roberts, Executive Vice President – Operations and CEO – Regional Airlines will join Habitat for Humanity as a loaned executive effective August 1, 2008.  Mr. Roberts will continue to receive his compensation and benefits as a Northwest executive during his period of service to Habitat for Humanity.  In addition, the existing Management Compensation Agreement between Northwest and Mr. Roberts will continue in effect during this period.

A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01(d).	Exhibits

Exhibit 99.1	Press Release dated July 28, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST AIRLINES CORPORATION

	By:	/s/ Michael L. Miller
Michael L. Miller
Vice President, Law and Secretary

Dated: July 30, 2008